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Exhibit 4.8

COMPUTERSHARE TRUST COMPANY, INC.
WARRANT AGREEMENT

        HyperSpace Communications, Inc., a Colorado corporation (the "Company"), and Computershare Trust Company, Inc., a Colorado limited purpose trust company ("Warrant Agent"), agree as follows:

        WHEREAS, in connection with (i) the offering to the public of up to 2,000,000 units ("Units"), each Unit consisting of one share of Common Stock, no par value per share of the Company ("Common Stock"), and two redeemable warrants each warrant entitling the holder thereof to purchase one share of Common Stock ("Redeemable Warrants") (the Units, shares of Common Stock and Redeemable Warrants sometimes collectively referred to as the "Securities"); (ii) the over-allotment option to purchase up to 300,000 Units from the Company (the "Over-allotment Option"); and (iii) the sale to Capital Growth Financial, LLC ("Representative"), as representative of the several underwriters (individually "Underwriter" and collectively "Underwriters"), its successors and assigns of an option (the "Representative's Unit Purchase Option") to purchase up to 160,000 Units, issued in accordance with the terms of a Representative's option agreement ("Representative's Option Agreement"), the underlying Securities being identical to the Securities being sold to the public (the warrants issuable upon the exercise of the Representative's Unit Purchase Option are referred to as the "Common Stock Warrants"), the Company will issue up to 4,600,000 Redeemable Warrants and may issue up to 320,000 Common Stock Warrants; and

        WHEREAS, the Company desires to provide for the issuance of certificates representing the Redeemable Warrants and the Common Stock Warrants (collectively, the "Warrants"); and

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

        1.     Capitalized terms shall have the meanings set forth herein. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a)   "Common Stock" shall mean the common stock of the Company, no par value per share.

          (b)   "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located on the date hereof at 350 Indiana Street, Suite 800, Golden, CO, 80401.

          (c)   "Exercise Date" shall mean, subject to the provisions of Section 10 hereof, as to any Warrant, the date on which the Warrant Agent shall have received both: (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof with such Registered Holder's signature guaranteed, and (ii) payment by certified or cashier's check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price.

          (d)   "Initial Warrant Exercise Date" shall mean twelve months from the effective date of the Registration Statement.

          (e)   "Initial Warrant Redemption Date" shall mean twelve months from the effective date of the Registration Statement.

          (f)    "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 11,            per share of Common Stock.

          (g)   "Registration Statement" shall mean the registration statement on Form SB-2 (Registration No. 333-115404) filed with the United States Securities and Exchange Commission pursuant to which the Securities have been registered for offering and sale to the public.

          (h)   "Registered Holder" shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 5.

          (h)   "Representative's Option Agreement" shall mean the agreement dated as of                            , 2004 between the Company and Representative relating to and governing the terms and provisions of the Representative's right to purchase Units from the Company.

          (i)    "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

          (j)    "Transfer Agent" shall mean Computershare Trust Company, Inc., or its authorized successor.

          (k)   "Underwriting Agreement" shall mean the underwriting agreement dated as of                        , 2004 between the Company and Representative, relating to the purchase for resale to the public of the Securities.

          (l)    "Warrant Certificate" shall mean a certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit A.

          (m)  "Warrant Expiration Date" shall mean, unless the Warrants are redeemed as provided in Section 12 hereof prior to such date, 5:00 p.m. (Mountain Standard Time) on                            , 2009 or, if such date shall be a recognized New York Stock Exchange holiday or a day on which banks are authorized to close, then 5:00 p.m. (Mountain Standard Time) on the next following day which is not a recognized New York Stock Exchange holiday or a day on which banks are authorized to close.

        2.     Warrants.

          (a)   Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase, at the Purchase Price therefor, from the Initial Warrant Exercise Date until the Warrant Expiration Date, one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 11.

          (b)   Upon execution of this Agreement, Warrant Certificates representing 4,000,000 Redeemable Warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock (subject to modification and adjustment as provided in Section 11) shall be executed by the Company and delivered to the Warrant Agent.

          (c)   Upon exercise of the Over-allotment Option, in whole or in part as to the Units, and payment of the applicable sums, Warrant Certificates representing up to 600,000 Redeemable Warrants to purchase up to an aggregate of 600,000 shares of Common Stock (subject to modification and adjustment as provided in Section 11) shall be executed by the Company and delivered to the Warrant Agent.

          (d)   Upon exercise of the Representative's Unit Purchase Option, and payment of the applicable exercise price, Warrant Certificates representing up to 320,000 Common Stock Warrants to purchase up to an aggregate of up to 320,000 shares of Common Stock (subject to modification and adjustment as provided in Section 11 hereof and in the Representative's Option Agreement), shall be executed by the Company and delivered to the Warrant Agent.

          (e)   From time to time, up to the Warrant Expiration Date, as the case may be, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 8 hereof, no Warrant Certificates shall be issued except: (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants, (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 8, (iv) Warrant Certificates issued upon exercise of the Representative's Unit Purchase Option (including Common Stock Warrants in excess of 320,000 issued as a result of the anti-dilution provisions contained in the Representative's Option Agreement), and (v) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants, or the Redemption Price therefor, made pursuant to Section 11 hereof.

        3.     Certificates. The Warrant Certificates shall be substantially in the form attached hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates). Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President, Treasurer or an Assistant Treasurer, and its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of the Agreement. If any person whose signature or facsimile signature as an officer of the Company has been placed upon any Warrant Certificate shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate may be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer.

        4.     Countersigning. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

        5.     Registration of Transfer and Exchanges.

          (a)   Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and, upon satisfaction of the terms and conditions hereof, the Company shall execute and the Warrant's Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

          (b)   The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

          (c)   With respect to any Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof with such Registered Holder's signature guaranteed.

          (d)   A service charge may be imposed by the Warrant Agent for any exchange, registration or transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (e)   All Warrant Certificates surrendered for transfer or exchange shall be promptly canceled by the Warrant Agent.

          (f)    Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

        6.     Exercise of Warrants.

          (a)   Warrants may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Sections 10 and 12 hereof) and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof with such Registered Holder's signature guaranteed, together with payment in by certified or cashier's check made payable to the order of the Warrant Agent for the account of the Company, of an amount in lawful money, of the United States of America equal to the applicable Purchase Price, has been received in good funds by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. Upon the exercise of Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise. As soon as practicable on or after the Exercise Date, and in any event within five business days after such date, the Warrant Agent, subject to subsection (b) below, shall promptly deposit the payment into an interest bearing escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis, with accrued interest, to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent, on behalf of the Company, shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto.

          (b)   At any time upon the exercise of Warrants after the Initial Warrant Exercise Date, if (i) the Market Price (as hereinafter defined) of the Company's Common Stock is equal to or greater than the Purchase Price, (ii) the exercise of the Warrant is solicited by an Underwriter at such time as such Underwriter is a member of the National Association of Securities Dealers, Inc. ("NASD"), (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangement is made in documents provided to the holders of the Warrants, and (v) the solicitation of the Warrant is not in violation of Regulation M promulgated under the Securities Exchange Act of 1934, then the soliciting Underwriter shall be entitled to receive from the Company upon exercise of each of the Warrants so exercised, a fee of five percent (5%) of the aggregate price of the Warrants so exercised (the "Exercise Fee"). Within five (5) days after the end of each month, commencing in            2005, the Warrant Agent will notify the Representative of each Warrant Certificate which has been properly completed for exercise by holders of Warrants during the last month. The Warrant Agent will provide the Representative with the following information in connection with the exercise of each Warrant: the Exercise Date, the Name of the Registered Holder, the number of Warrants exercised, the number of shares of Common Stock issued upon exercise of the Warrant, the Name of the soliciting broker/dealer or underwriter, and such other information as the Representative shall reasonably request that is available from the records of the Warrant Agent. The Company hereby authorizes and instructs the Warrant Agent to deliver to the soliciting Underwriters, if known to the Warrant Agent, or to the Representative if not so known, the Exercise Fee promptly after receipt by the Warrant Agent from the Company of a check payable to the order of the appropriate Underwriter in the amount of the Exercise Fee. In the event that an Exercise Fee is paid to an Underwriter with respect to a Warrant which was not properly completed for exercise or in respect of which such Underwriter is not entitled to an Exercise Fee, such Underwriter will return such Exercise Fee to the Warrant Agent which shall forthwith return such fee to the Company. The Representative and the Company may at any time after                            , 2005, and during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of warrants. Notwithstanding any provision to the contrary, the provisions of this Section 6(b) may not be modified, amended or deleted without the prior consent of the Representative.

          (c)   The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 11 or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered by exercise would result in the issuance of a fractional share, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.

          (d)   Anything in this Section 6 notwithstanding, no Warrant will be exercisable unless at the time of exercise the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act") covering the shares of Common Stock issuable upon exercise of such Warrant and such shares have been so registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant.

          (e)   All Warrant Certificates surrendered upon exercise of the Warrants shall be cancelled.

          (f)    Expenses incurred by Computershare Trust Company, Inc., acting in the capacity as Warrant Agent will be paid by the Company as set out in Exhibit B. These expenses, including delivery of exercised share certificate to the shareholder, will be deducted from the exercise fee submitted prior to the distribution of funds to the Company. A detailed accounting statement relating to the number of shares exercised, names and registered Warrant Holder(s) and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

        7.     Taxes. The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incidental thereto, if any.

        8.     Mutilated or Missing Warrant Certificates. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the Registered Holder requesting issuance of a new Warrant Certificate shall be required to secure and the Registered Holder shall pay the costs of obtaining an indemnity bond from an approved surety bonding company. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

        9.     Reservation of Shares.

          (a)   The Company covenants to the Registered Holders that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants to the Registered Holders that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issuance thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

          (b)   The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

        10.   Governmental Restrictions. The Company covenants that, so long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the Registration Statement (or other appropriate registration statements or post-effective amendment or supplements) as may be necessary to permit it to deliver to each person exercising a Warrant, a prospectus meeting the requirements of Section 10(a)(3) of the Act and otherwise complying therewith, and will deliver such a prospectus to each such person. To the extent that during any period it is not reasonably likely that the Warrants will be exercised, due to market price or otherwise, the Company need not file such a post-effective amendment during such period. The Company will use its reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws; provided the Company shall not be required to qualify to do business as a foreign corporation or file a general consent to the services of process in any such jurisdiction. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful. The Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; but all Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the Expiration Date, all Warrants, the exercise of which have been requested on or prior to the Expiration Date, shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

        11.   Adjustments.

          (a)   Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the last sale price of the Common Stock as reported on the American Stock Exchange, the closing bid price of the Common Stock if traded on the OTC Electronic Bulletin Board or NASDAQ Small Cap Market or the last sales price, if listed on NASDAQ National Market or a national exchange, in either case, on the trading date next preceding such sale (the "Market Price"), or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter immediately before the date of such sale or the record date for each Change of Shares, the Purchase Price for the shares of Common Stock issuable upon exercise of the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (1) the product of, (a) the Purchase Price in effect immediately before such Change of Shares, and (b) the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, and (ii) the number of shares determined by dividing, (A) the aggregate consideration, if any, received by the Company upon such sale, issuance, subdivision or combination, by (B) the Market Price; by (2) the total number of shares of Common Stock outstanding immediately after such Change of Shares, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 11(h) hereof.

          (b)   For the purposes of any adjustment to be made in accordance with this Section 11 the following provisions shall be applicable:

            (i)    In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (1) the subscription price (before deducting any commissions or any expenses incurred in connection therewith), if shares of Common Stock are offered by the Company for subscription, or (2) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (3) the gross amount of cash actually received by the Company for such securities, in any other case.

            (ii)   In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company.

            (iii)  Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

            (iv)  The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection 11(b)(ii) of this Section 11.

            (v)   The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

            (iv)  Upon each adjustment of the Purchase Price pursuant to this Section 11, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Purchase Price.

          (c)   In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in this Section 11 and as provided below) less than the Market Price, (including the issuance of any such securities without consideration such as by way of dividend or other distribution), the Purchase Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of this Section 11, provided that:

            (i)    The aggregate maximum number of shares of Common Stock issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection 11(c)(i) (and for the purposes of subsection 11(b)(v)) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

            (ii)   The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the expiration or other termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection 11(c)(ii) (and for the purposes of subsection 11(b)(v)) shall be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had an adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

            (iii)  If any change shall occur in the exercise price per share provided for in any of the options, rights or warrants referred to in subsection (i) of this section 11(c), or in the price per share or ratio at which the securities referred to in subsection (ii) of this Section 11(c) are convertible or exchangeable and if a change in the Purchase Price has not occurred by reason of the event giving rise to the change in the price per share of such other options, rights, warrants or convertible or exchangeable securities, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

          (d)   In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and the Company shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its Chairman of the Board or President and by its Treasurer or an Assistant

  Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 11(a) and (b). The above provisions of this Section 11(d) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (e)   Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(e) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

          (f)    After each adjustment of the Purchase Price pursuant to this Section 11, the Company will promptly prepare a certificate signed by the Chairman of the Board or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (g)   No adjustment of the Purchase Price shall be made as a result of or in connection with (A) the issuance or sale of the Representative's Unit Purchase Option or the Securities underlying the Representative's Unit Purchase Option, (B) the issuance or sale of the securities pursuant to the Initial Public Offering, including the Option Securities and the securities underlying the Securities, (C) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, or (D) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.02 for one share of Common Stock, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.02 for one share of Common Stock. In addition, Registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

          (h)   Subdivision and Combination. In case the Company shall at any time issue any shares of Common Stock in connection with a stock dividend in shares of Common Stock or subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of a stock dividend or a subdivision or increased in the case combination.

        12.   Redemption.

          (a)   Commencing on the Initial Warrant Redemption Date, the Company may, on thirty (30) days prior written notice redeem all the Redeemable Warrants at $.25 per Redeemable Warrant, provided, however, that before any such call for redemption of Warrants can take place, the (A) closing sale price for the Common Stock on the American Stock Exchange or (B) the closing bid price on the electronic market on which the Common Stock is traded, shall have for twenty (20) consecutive trading days ending on the 5th day prior to the notice of redemption exceeded $9.50 per share of Common Stock (subject to adjustment in the event of any stock splits or other similar events as provided in Section 11 hereof). All Redeemable Warrants must be redeemed if any are redeemed.

          (b)   In the event the Company exercises its right to redeem all of the Redeemable Warrants, it shall give or cause to be given notice to the Registered Holders of the Redeemable Warrants, by mailing to such Registered Holders a notice of redemption, first class, postage prepaid, within 30 calendar days of the aforementioned twenty (20) consecutive trading days and not earlier than the thirtieth (30th) day before the date fixed for redemption, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. At the time of the mailing to the Registered Holders of the Warrants of the notice of redemption, the Company shall deliver or cause to be delivered to the Representative a similar notice telephonically and confirmed in writing together with a list of the Registered Holders (including their respective addresses and number of Warrants beneficially owned) to whom such notice of redemption has been or will be given.

          (c)   The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificate shall be delivered and the redemption price shall be paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 p.m. (Mountain Standard Time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (d)   Any right to exercise a warrant shall terminate at 5:00 p.m. (Mountain Standard time) on the business day immediately preceding the Redemption Date. The redemption price payable to the Registered Holders shall be mailed to such persons at their addresses of record.

        13. Intentionally Omitted.

        14.   Rights of Warrant Holders. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificates as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

        15.   Warrant Agent. The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of his Warrants, shall be bound:

          (a)   Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or for action taken or to be taken by the Warrant Agent.

          (b)   The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

          (c)   The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable professional care and diligence, as is common for Warrant Agents, in the performance of its duties.

          (d)   The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e)   The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement as set out in Exhibit B to reimburse the Warrant Agent for all pre-approved expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Warrant Agent's negligence or bad faith.

          (f)    The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interest may appear.

          (g)   The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniary interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        16.   Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

        17.   Change of Warrant Agent. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least 60 days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder or after discharging the Warrant Agent, then any Warrant Holder may apply to a Court of competent jurisdiction, for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or such Court, the Company shall carry out the duties of the Warrant Agent. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in the section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

        18.   Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

      Hyperspace Communications, Inc.
      8480 East Orchard Road, Suite 6600
      Greenwood Village, Colorado 80111
      Attn: Chief Financial Officer

or at such other address(es) as may have been furnished to the Warrant Agent and the Warrant Holders in writing pursuant to the terms of this Section 18.

        Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

      Computershare Trust Company, Inc.
      350 Indiana Street, Suite 800
      Golden, Colorado 80401

or at such other address(es) as may have been furnished to the Company and the Warrant Holders in writing pursuant to the terms of this Section 18.

        Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

        Copies of any notice delivered pursuant to this Agreement shall be delivered to the Representative, as follows:

    Capital Growth Financial, LLC,
    225 NE Mizner Boulevard, Suite 750
    Boca Raton, Florida 33432
    Attention: President

or at such other addresses as may have been furnished to the Company and the Warrant Agent in writing pursuant to the terms of this Section 18.

        19.   Supplements and Amendments. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement without the approval of any holders of Warrants (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of warrant certificates; or (iii) which may be required by law; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 50% of the Warrants then outstanding; provided, further, that no change in the number of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate, other than such changes as are specifically permitted or prescribed by this Agreement as originally executed. In addition, this Agreement may not be modified, amended or supplemented without the prior written consent of the Representative, other than (i) to cure any ambiguity or to correct any provision which is inconsistent or which is a manifest mistake or error; (ii) to make any such change that is necessary or desirable and which shall not adversely affect the interests of the Representative; or (iii) except as may be required bylaw.

        20.   Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        21.   Termination. This Agreement shall terminate at the close of business on the Warrant Expiration Date, or such earlier date upon which all Warrants have been exercised or redeemed; provided, however, that if exercise of the Warrants is suspended pursuant to Section 10 and such suspension continues past the Warrant Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following the expiration of such suspension. The provisions of Section 15 shall survive such termination.

        22.   Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

        23.   Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

        24.   Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

        Date:

HyperSpace Communications, Inc. a Colorado corporation By: Name: Title:
ATTEST:
Secretary	Computershare Trust Company, Inc. a Colorado corporation
	By:	Vice President
SEAL	Computershare Trust Company, Inc. a Colorado corporation
ATTEST:
By:
Secretary

Exhibit A

[Form of Warrant Certificate]

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No. HCO	VOID AFTER 5:00 P.M. on , 2009
WARRANTS

REDEEMABLE WARRANT CERTIFICATE TO
PURCHASE ONE SHARE OF COMMON STOCK

HYPERSPACE COMMUNICATIONS, INC.

NO.	CUSIP: 44915D 11 1

THIS CERTIFIES THAT, FOR VALUE RECEIVED                          or registered assigns (the "Registered Holder") is the owner of the number of redeemable warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, no par value per share, of Hyperspace Communications, Inc., a Colorado corporation (the "Company"), at any time from                              , 2005 and prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Computershare Trust Company, Inc., as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $         per share, subject to adjustment (the "Purchase Price"), in lawful-money of the United States of America by certified or cashier's check made payable to the Warrant Agent for the account of the Company.

        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated                         , 2004, by and between the Company and the Warrant Agent.

        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

        The term "Expiration Date" shall mean 5:00 P.M. (Mountain Standard Time) on                              , 2009. If such date shall in the State of Colorado be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (Mountain Standard Time) the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

        The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, and unless during any period it is not reasonably likely that the Warrants will be exercised, it will file a registration statement under the Act, use its best efforts to cause the same to become effective, keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

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        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incidental thereto, for registration or transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

        Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.25 per Warrant, at any time commencing after                              , 2005 provided that (i) the closing sale price on the American Stock Exchange or any other primary exchange on which the Common Stock is traded, or (ii) the closing bid price for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, in the event that the Common Stock is listed on an over-the-counter market or (iii) the closing sale price on NASDAQ, if the Common Stock is quoted on NASDAQ, shall have for twenty (20) consecutive trading days ending on the fifth (5th) day prior to the Notice of Redemption, as defined below, exceeded $9.50 per share of Common Stock (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not less than thirty (30) days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.25 per Warrant upon surrender of this Certificate.

        Under certain circumstances, Capital Growth Financial, LLC, its successors and assigns shall be entitled to receive an aggregate of five percent (5%) of the Purchase Price of the Warrants represented hereby.

        Prior to due presentment for registration or transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to conflicts of laws.

        This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

2

Dated:                         , 2004

HYPERSPACE COMMUNICATIONS, INC. By: Name: John P. Yeros Title: Chairman By: Name: Mark J. Endry Title: President
COUNTERSIGNED:
COMPUTERSHARE TRUST COMPANY, INC. as Warrant Agent
By:	Authorized Officer

3

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrant

        The undersigned Registered Holder hereby irrevocably elects to exercise                          Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

(please print or type name and address)
and be delivered to:

(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to the Registered Holder at the address stated below.

4

IMPORTANT: PLEASE COMPLETE THE FOLLOWING:

1.
The exercise of this Warrant was solicited by Capital Growth Financial, LLC ☐

2.
The exercise of this Warrant was solicited by                         . ☐

3.
If the exercise of this Warrant was not solicited, please check the following box. ☐

Dated: , 200	(Print Name) Address Social Security or Taxpayer Identification Number Signature Guaranteed

5

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

        FOR VALUE RECEIVED,                         , hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

                                                                                                                      of the

Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: , 200	Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE MEDALLION GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE, WHO IS A MEMBER OF THE MEDALLION PROGRAM.

6

Exhibit B

[Computershare Expense Schedule]

1

COMPUTERSHARE TRUST COMPANY, INC.
WARRANT AGENT

FEE SCHEDULE

1.	Account Maintenance Fees
1.1
		Active securityholder accounts, new accounts, posting name and address changes, certificate detail, processing all transfers, posting debit/credit entries, place, maintain and release stop transfer orders, security and inventory control of unissued certificates.		$100.00 monthly
	1.2	Active certificate account		Included
2.	Reports to Issuer
	2.1	Quarterly securityholder listing (company selected quarter)		Included
	2.2	Transfer journals (monthly)		Included
	2.3	Additional securityholder listing (upon request)		Included
	2.4	Securityholder mailing labels (upon request)		Included
3.	Warrant Exercises
	3.1	Set up Fee	$1,000.00 (this will be deducted from the first warrant exercise)
	3.2	Handling Fee	$15.00 per presented item (per warrant exercise)
	3.3	Refund Checks	$1.75 per check
4.	Expense reimbursement
Will be in accordance with the fee schedule for transfer agent services.
All hourly time billed to the issuer will be at the rate of $25.00 per clock hour or fraction thereof, approved by issuer in advance.

LATE CHARGES ARE 1 1/2% PER MONTH ON OUTSTANDING
BALANCES OWING 45 DAYS FROM DATE OF INVOICE

FEES ARE SUBJECT TO CHANGE WITH A 30 DAY NOTICE

All Amounts in U.S. dollars

1

QuickLinks

COMPUTERSHARE TRUST COMPANY, INC. WARRANT AGREEMENT
SUBSCRIPTION FORM
IMPORTANT: PLEASE COMPLETE THE FOLLOWING
ASSIGNMENT
COMPUTERSHARE TRUST COMPANY, INC. WARRANT AGENT